As filed with the Securities and Exchange Commission on June ___, 2009
Registration No. 333- ______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
P. H. Glatfelter Company
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-0628360 (I.R.S. Employer Identification No.)

96 South George Street, Suite 500 York, Pennsylvania (Address of Principal Executive Offices)	17401 (Zip Code)
P. H. GLATFELTER COMPANY
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
(Full title of the plan)
Thomas G. Jackson
Vice President, General Counsel and Secretary
96 South George Street
Suite 500
York, Pennsylvania 17401
(Name and address of agent for service)
(717) 225-4711
(Telephone number, including area code, of agent for service)
with a copy to:
Brian Doerner, Esquire
Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street
51th Floor
Philadelphia, Pennsylvania 19103
215-665-8500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

			Proposed Maximum
Title of Securities	Amount to be	Proposed Maximum	Aggregate Offering	Amount of
to be Registered	Registered(1)	Offering Price(2)	Price(2)	Registration Fee
Common Stock, par value $0.01 per share	4,000,000 shares	$8.26	$33,040,000	$1,844

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock issuable under the equity plan described below in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h) promulgated under the Securities Act, the price shown is based upon the average of the high and low prices reported for the Common Stock on the New York Stock Exchange on June 26, 2009.

PART II —
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Explanatory Note
     P. H. Glatfelter Company (the “Registrant”) is filing this registration statement to register an additional 4,000,000 shares of its common stock, par value $0.01 per share (“Common Stock”), for issuance under the P. H. Glatfelter Amended and Restated Long-Term Incentive Plan (the “Plan”). The increase in the number of shares available to be awarded under the Plan, as well as certain other amendments to the Plan that are described in the Registrant’s definitive proxy statement, filed with the United States Securities and Exchange Commission (the “Commission”) on March 25, 2009, were approved by the Registrant’s shareholders on April 29, 2009. The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-124485) to register shares of Common Stock authorized for issuance under the Plan. Pursuant to General Instruction E to Form S-8, Part I and Items 4-7 and 9 of Part II of the Registrant’s Registration Statement on Form S-8 (File No. 333-124485) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents, filed or to be filed with the Commission, are incorporated herein by reference:
•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on March 13, 2009;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on May 11, 2009;

•	the Registrant’s Current Reports on Form 8-K filed with the Commission on February 23, 2009, May 5, 2009 and June 16, 2009;

•	the description of the Common Stock of the Registrant contained in its Registration Statement on Form 8-A filed with the Commission on October 23, 1998.
     In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The statements required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 8. EXHIBITS.

Exhibit
Number	Description

4.1	P. H. Glatfelter Company Amended and Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 5, 2009).

Exhibit
Number	Description

4.2	Form of Top Management Restricted Stock Unit Award Certificate (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 5, 2009).

4.3	Form of Stock Only Stock Appreciation Right Award Certificate (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 5, 2009).

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP (filed herewith).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see signatures page to this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania on June 29, 2009.

P. H. GLATFELTER COMPANY
By:	/s/ George H. Glatfelter II
	Name:	George H. Glatfelter II
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Jacunski and Thomas G. Jackson, and each of them, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ George H. Glatfelter II George H. Glatfelter II	Chairman and Chief Executive Officer (principal executive officer)	June 29, 2009

/s/ John P. Jacunski John P. Jacunski	Senior Vice President and Chief Financial Officer (principal financial officer)	June 29, 2009

/s/ David C. Elder David C. Elder	Vice President and Corporate Controller	June 29, 2009

/s/ Kathleen A. Dahlberg Kathleen A. Dahlberg	Director	June 29, 2009

/s/ Nicholas DeBenedictis Nicholas DeBenedictis	Director	June 29, 2009

/s/ Richard C. Ill Richard C. Ill	Director	June 29, 2009

SIGNATURE	TITLE	DATE

/s/ J. Robert Hall J. Robert Hall	Director	June 29, 2009

/s/ Ronald J. Naples Ronald J. Naples	Director	June 29, 2009

/s/ Richard L. Smoot Richard L. Smoot	Director	June 29, 2009

/s/ Lee C. Stewart Lee C. Stewart	Director	June 29, 2009